UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	November 30, 2005

RealNetworks, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Washington	0-23137	91-1628146
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

2601 Elliott Avenue, Suite 1000, Seattle, Washington		98121
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	(207) 674-2700

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 1.01 Entry into a Material Definitive Agreement.

On November 30, 2005, RealNetworks, Inc. (the "Company") granted cash bonus awards to Robert Kimball, the Company's Senior Vice President, Legal and Business Affairs, General Counsel and Corporate Secretary and Daniel Sheeran, the Company's Senior Vice President, Premium Consumer Services. These cash bonus awards are part of a special bonus program being paid to a select team of RealNetworks’ employees and executive officers for their efforts related to the Microsoft antitrust litigation and the Company’s recent settlement and collaboration agreement with Microsoft. Pursuant to an agreement between the Company and Mr. Kimball (the "Kimball Agreement"), Mr. Kimball received a cash payment of $1 million on November 30, 2005, and will receive a cash payment of up to $375,000 upon the completion of each successive six months of employment with the Company through November 2008. If Mr. Kimball voluntarily terminates his employment with the Company or is involuntarily terminated by the Company for Cause (as defined in the Kimball Agreement) prior to November 2008, he will not be eligible to receive cash payments under the Kimball Agreement that are due after the date he ceases to be employed by the Company. In the case of death or disability, Mr. Kimball or his heirs will receive all remaining payments under the Kimball Agreement within 30 days.

Pursuant to an agreement between the Company and Mr. Sheeran (the "Sheeran Agreement"), Mr. Sheeran received a cash payment of $70,000 on November 30, 2005, and will receive a cash payment of up to $65,000 in each of May 2006 and November 2006. If Mr. Sheeran voluntarily terminates his employment with the Company or is involuntarily terminated by the Company for Cause (as defined in the Sheeran Agreement) prior to November 2006, he will not be eligible to receive cash payments under the Sheeran Agreement that are due after the date he ceases to be employed by the Company. In the case of death or disability, Mr. Sheeran or his heirs will receive all remaining payments under the Sheeran Agreement within 30 days.

Item 9.01 Financial Statements and Exhibits.

(c) Exhibits

Exhibit No. Description
10.1 Form of agreement between RealNetworks, Inc. and each of Robert Kimball and Daniel Sheeran

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RealNetworks, Inc.

December 6, 2005	By:	/s/ Robert Kimball

Name: Robert Kimball
Title: Sr. VP, Legal and Business Affairs, General Counsel and Corp. Secretary

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Exhibit Index

Exhibit No.	Description

10.1	Form of agreement between RealNetworks, Inc. and each of Robert Kimball and Daniel Sheeran